Exhibit 99.2

Global Brokerage, Inc. Announces Second Quarter 2017 Results

Second Quarter 2017 Highlights:

•	U.S. GAAP net revenues from continuing operations of $49.4 million
•	U.S. GAAP net loss attributable to Global Brokerage, Inc. from continuing operations of $4.3 million or $0.69 per diluted share
•	U.S. GAAP net revenues from discontinued operations of $5.8 million
•	U.S. GAAP net income attributable to Global Brokerage, Inc. from discontinued operations of $0.8 million or $0.13 per diluted share
•	Retail trading revenue per million traded of $80 per million
•	Adjusted EBITDA from continuing and discontinued operations of $8.5 million

NEW YORK— August 9, 2017— Global Brokerage, Inc. (NASDAQ:GLBR), today announced for the quarter ended June 30, 2017, U.S. GAAP trading revenue from continuing operations of $48.7 million, compared to $54.7 million for the quarter ended June 30, 2016. U.S. GAAP net loss attributable to Global Brokerage, Inc. from continuing operations was $4.3 million, or $0.69 per diluted share, compared to U.S. GAAP net income attributable to Global Brokerage, Inc. from continuing operations of $60.2 million (including a $116.5 million gain on derivative liabilities), or $10.75 per diluted share, for the quarter ended June 30, 2016.

For the six months ended June 30, 2017, U.S. GAAP trading revenue from continuing operations was $93.9 million, compared to $113.6 million for the six months ended June 30, 2016. U.S. GAAP net loss attributable to Global Brokerage, Inc. from continuing operations was $28.8 million (including a $23.9 million goodwill impairment charge) for the six months ended June 30, 2017, or $4.68 per diluted share, compared to U.S. GAAP net income attributable to Global Brokerage, Inc. from continuing operations of $122.1 million (including a $227.4 million gain on derivative liabilities), or $21.79 per diluted share, for the six months ended June 30, 2016.

The net gain/loss on derivative liabilities consists of non-cash changes in the value of embedded derivatives associated with the Leucadia Letter and Credit Agreements (as described further below).  The Letter Agreement is a component of the financing package provided by Leucadia National Corporation ("Leucadia"). On January 15, 2015, FXCM Group, LLC (“FXCM Group”) customers suffered negative equity balances due to the unprecedented move in the Swiss Franc after the Swiss National Bank ("SNB") discontinued its peg of the Swiss Franc to the Euro.  On January 16, 2015, FXCM Group entered into a financing agreement with Leucadia that permitted FXCM Group’s regulated subsidiaries to meet their regulatory capital requirements and continue normal operations after significant losses were incurred resulting from the events of January 15, 2015.

On September 1, 2016 we completed the restructuring of the financing arrangements with Leucadia (the "Leucadia Restructuring Transaction"). We amended the terms of the Amended and Restated Credit Agreement (the "Credit Agreement") and replaced the Amended and Restated Letter Agreement (the "Letter Agreement") with a new Limited Liability Company Agreement.

The Company sold its United States domiciled accounts in February 2017 and withdrew from registration in the United States. Results for the United States operations have been reclassified to discontinued operations for both the current and prior year.

U.S. GAAP trading revenue from discontinued operations for the quarter ended June 30, 2017 was $5.8 million, compared to $21.7 million for the quarter ended June 30, 2016.  U.S. GAAP net income attributable to Global Brokerage, Inc. from discontinued operations was $0.8 million for the quarter ended June 30, 2017, or $0.13 per diluted share, compared to U.S. GAAP net income attributable to Global Brokerage, Inc. from discontinued operations of $0.2 million, or $0.03 per diluted share, for the quarter ended June 30, 2016.

U.S. GAAP trading revenue from discontinued operations for the six months ended June 30, 2017 was $18.4 million, compared to $38.9 million for the six months ended June 30, 2016. U.S. GAAP net loss attributable to Global Brokerage, Inc. from discontinued operations was $4.6 million for the six months ended June 30, 2017, or $0.75 per diluted share, compared to U.S. GAAP net loss attributable to Global Brokerage, Inc. from discontinued operations of $12.0 million, or $2.14 per diluted share, for the six months ended June 30, 2016.

Adjusted EBITDA from continuing and discontinued operations was $8.5 million for the quarter ended June 30, 2017, compared to $10.9 million for the quarter ended June 30, 2016.

Adjusted EBITDA from continuing and discontinued operations was $14.1 million for the six months ended June 30, 2017 compared to $21.2 million for the six months ended June 30, 2016.

Adjusted EBITDA from continuing operations was $9.0 million for the quarter ended June 30, 2017 compared to $7.0 million for the quarter ended June 30, 2016.

Adjusted EBITDA from continuing operations was $15.0 million for the six months ended June 30, 2017 compared to $15.9 million for the six months ended June 30, 2016.

Adjusted EBITDA is a Non-GAAP financial measure. This measure does not represent and should not be considered as a substitute for net income, net income attributable to Global Brokerage, Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See "Non-GAAP Financial Measures" beginning on A-3 of this release for additional information regarding these Non-GAAP financial measures and for reconciliations of such measures to the most directly comparable measures calculated in accordance with U.S. GAAP.

On May 2, 2017, the Nasdaq Stock Market notified us that, for the prior 30 consecutive business days, the market value of our publicly held shares does not meet the requirement for continued listing under the Nasdaq Global Select Market listing rules which could lead to our eventual delisting from the Nasdaq Global Select Market by October 30, 2017 if not rectified. This could lead to an event of default under the terms of our debt arrangements. Notwithstanding an event of default under the terms of our debt arrangements due to a potential delisting, absent a restructuring of our Senior convertible notes, a sale of other assets or a capital infusion, we do not have the resources to pay the principal balance of our Senior convertible notes of $172.5 million in full at maturity in June 2018. Accordingly, we believe that the potential delisting and the upcoming maturity of the Senior convertible notes within less than 12 months raise substantial doubt about our ability to continue as a going concern. We are actively working with financial and legal advisers to explore a potential restructuring.

Selected Customer Trading Metrics for Continuing Operations

Selected customer trading metrics for FXCM Group are summarized below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Tradeable accounts	109,829	115,982	109,829	115,982
Active accounts	125,285	133,412	125,285	133,412
Daily average trades	340,478	506,566	383,620	531,722
Daily average trades per active account	2.7	3.8	3.1	4.0
Total trading volume (billions)	$612	$841	$1,292	$1,758
Trading revenue per million traded	$80	$65	$73	$65
Average customer trading volume per day (billions)	$9.4	$12.9	$10.0	$13.6
Trading days	65	65	129	129

More information, including historical results for each of the above metrics, can be found on the investor relations page of Global Brokerage, Inc.'s website ir.globalbrokerage.info.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of Global Brokerage, Inc. Global Brokerage, Inc. undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company's corporate website ir.globalbrokerage.info.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect Global Brokerage's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about Global Brokerage’s industry, business plans, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with Global Brokerage’s strategy to focus on its operations outside the United States, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on Global Brokerage's capital structure, risks associated with Global Brokerage's ability to recover all or a portion of any capital losses, risks relating to the ability of Global Brokerage to satisfy the terms and conditions of or make payments pursuant to the terms of the finance agreements with Leucadia, as well as risks associated with Global Brokerage’s obligations under its other financing agreements, risks related to Global Brokerage's dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which Global Brokerage may become subject, risks associated with potential reputational damage to Global Brokerage resulting from its sale of US customer accounts, and those other risks described under "Risk Factors" in Global Brokerage’s Annual Report on Form 10-K, Global Brokerage’s latest Quarterly Report on Form 10-Q, and other reports or documents Global Brokerage files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with Global Brokerage's Consolidated Financial Statements and the Notes thereto contained in Global Brokerage’s Annual Report on Form 10-K, Global Brokerage’s latest Quarterly Report on Form 10-Q, and in other reports or documents that Global Brokerage files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

About Global Brokerage, Inc.

Global Brokerage, Inc. (NASDAQ:GLBR) is a holding company with an indirect effective 37.3% ownership of FXCM Group, LLC (“FXCM Group”) through its equity interest in Global Brokerage Holdings, LLC with an economic interest in FXCM Group of up to 33.5% depending on the amount of cash cumulatively distributed by FXCM Group pursuant to the distribution provisions of the Amended and Restated Limited Liability Company Agreement of FXCM Group, LLC.

Investor Relations

investorrelations@globalbrokerage.info

ANNEX I

Global Brokerage, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands, except per share data)
Revenues
Trading revenue	$48,734	$54,698	$93,879	$113,572
Interest income	503	311	889	646
Brokerage interest expense	(184)	(229)	(401)	(427)
Net interest revenue	319	82	488	219
Other income	328	1,196	878	2,579
Total net revenues	49,381	55,976	95,245	116,370
Operating Expenses
Compensation and benefits	14,276	19,407	27,597	39,012
Referring broker fees	5,906	8,079	13,267	17,829
Advertising and marketing	3,984	3,056	7,627	6,586
Communication and technology	5,559	6,208	11,533	13,443
Trading costs, prime brokerage and clearing fees	854	625	1,515	1,266
General and administrative	11,624	19,539	21,590	31,247
Depreciation and amortization	5,127	6,026	10,345	12,323
Goodwill impairment loss	—	—	23,917	—
Total operating expenses	47,330	62,940	117,391	121,706
Operating income (loss)	2,051	(6,964)	(22,146)	(5,336)
Other Expense (Income)
Gain on derivative liabilities — Letter & Credit Agreements	(2,054)	(116,529)	(1,504)	(227,360)
(Income) loss on equity method investments, net	(170)	149	(170)	338
Interest on borrowings	11,115	21,202	25,476	41,755
(Loss) income from continuing operations before income taxes	(6,840)	88,214	(45,948)	179,931
Income tax provision (benefit)	844	(443)	761	124
(Loss) income from continuing operations	(7,684)	88,657	(46,709)	179,807
Loss from discontinued operations, net of tax	(1,052)	(154)	(28,751)	(32,128)
Net (loss) income	(8,736)	88,503	(75,460)	147,679
Net (loss) income attributable to non-controlling interest in Global Brokerage Holdings, LLC	(1,161)	28,452	(11,345)	51,904
Net loss attributable to redeemable non-controlling interest in FXCM Group, LLC	(3,586)	—	(20,357)	—
Net loss attributable to other non-controlling interests	(538)	(350)	(10,379)	(14,361)
Net (loss) income attributable to Global Brokerage, Inc.	$(3,451)	$60,401	$(33,379)	$110,136

(Loss) income from continuing operations attributable to Global Brokerage, Inc.	$(4,255)	$60,247	$(28,779)	$122,134
Income (loss) from discontinued operations attributable to Global Brokerage, Inc.	804	154	(4,600)	(11,998)
Net (loss) income attributable to Global Brokerage, Inc.	$(3,451)	$60,401	$(33,379)	$110,136

Weighted average shares of Class A common stock outstanding — Basic and Diluted	6,143	5,603	6,143	5,603
Net (loss) income per share attributable to stockholders of Class A common stock of Global Brokerage, Inc. — Basic and Diluted:
Continuing operations	$(0.69)	$10.75	$(4.68)	$21.79
Discontinued operations	0.13	0.03	(0.75)	(2.14)
Net (loss) income attributable to Global Brokerage, Inc.	$(0.56)	$10.78	$(5.43)	$19.65

A-1

Global Brokerage, Inc.

Condensed Consolidated Statements of Financial Condition

As of June 30, 2017 and December 31, 2016

(Unaudited)

	June 30, 2017	December 31, 2016
	(In thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$124,542	$200,914
Cash and cash equivalents, held for customers	352,292	428,542
Due from brokers	881	3,363
Accounts receivable, net	5,123	5,236
Tax receivable	113	199
Assets held for sale	64,868	330,497
Total current assets	547,819	968,751
Deferred tax asset	511	330
Office, communication and computer equipment, net	29,534	32,815
Goodwill	—	23,479
Other intangible assets, net	2,963	6,285
Other assets	17,845	7,364
Total assets	$598,672	$1,039,024
Liabilities, Redeemable Non-Controlling Interest and Stockholders' Deficit
Current liabilities
Customer account liabilities	$352,292	$428,542
Accounts payable and accrued expenses	30,156	55,491
Due to brokers	1,292	1,471
Senior convertible notes	165,149	—
Credit Agreement — Related Party	119,693	—
Other liabilities	1,117	2,629
Liabilities held for sale	3,084	235,719
Total current liabilities	672,783	723,852
Deferred tax liability	269	215
Senior convertible notes	—	161,425
Credit Agreement — Related Party	—	150,516
Other liabilities	7,973	7,319
Total liabilities	681,025	1,043,327
Redeemable non-controlling interest	26,962	46,364
Stockholders’ Deficit
Class A common stock, par value $0.01 per share; 3,000,000,000 shares authorized, 6,143,297 shares issued and outstanding as of June 30, 2017 and December 31, 2016	61	61
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 8 shares issued and outstanding as of June 30, 2017 and December 31, 2016	1	1
Additional paid-in capital	390,163	389,917
Accumulated deficit	(494,286)	(460,907)
Accumulated other comprehensive loss	(1,483)	(2,312)
Total stockholders’ deficit, Global Brokerage, Inc.	(105,544)	(73,240)
Non-controlling interests	(3,771)	22,573
Total stockholders’ deficit	(109,315)	(50,667)
Total liabilities, redeemable non-controlling interest and stockholders’ deficit	$598,672	$1,039,024

A-2

NON-GAAP FINANCIAL MEASURES

In addition to financial results reported in accordance with U.S. GAAP, we have provided Adjusted EBITDA, a Non- GAAP financial measure. We believe this Non-GAAP measure, when presented in conjunction with the comparable U.S. GAAP measure, is useful to investors in better understanding our current financial performance as seen through the eyes of management and facilitates comparisons of our historical operating trends across several periods. We believe that investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry that present similar measures, although the methods used by other companies in calculating Adjusted EBITDA may differ from our method, even if similar terms are used to identify such measure.

Adjusted EBITDA provides us with an understanding of the results from the primary operations of our business by excluding the effects of certain gains, losses or other charges that do not reflect the normal earnings of our core operations or that may not be indicative of our future outlook and prospects. Internally, Adjusted EBITDA is used by management for various purposes, including to evaluate our operating performance and operational strategies, as a basis for strategic planning and forecasting, and for compensation purposes.

Adjusted EBITDA does not represent and should not be considered as a substitute for net income or net income attributable to Global Brokerage, Inc., each as determined in accordance with U.S. GAAP. Adjusted EBITDA reflects the following adjustments to net income:

1. Compensation Expense/Lucid Minority Interest. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under Allocation of income to Lucid members for services provided within discontinued operations. Adjustments have been made to eliminate this allocation of Lucid's earnings attributable to non-controlling members. We believe that this adjustment provides a more meaningful view of the Company's operating expenses and the Company's economic arrangement with Lucid's non-controlling members. This adjustment has no impact on net income from continuing operations as reported by the Company.

2. Regulatory and Legal Costs. Adjustments have been made to eliminate certain costs or recoveries (including client reimbursements, regulatory fines and settlements from lawsuits) associated with certain regulatory and legal matters. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and we believe it is useful to show the effects of eliminating these expenses.

3. SNB Costs. Adjustments have been made to eliminate certain costs/income (including the net recoveries associated with client debit balances, gains/losses on the derivative liabilities related to the Letter and Credit Agreements with Leucadia, costs related to the implementation of a Stockholder Rights Plan, costs related to the Leucadia Restructuring Transaction, professional costs, adjustments to the Company's tax receivable agreement contingent liability and insurance recoveries) associated with the January 15, 2015 SNB event. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and we believe it is useful to show the effects of eliminating these expenses.

4. Cybersecurity Incident. Adjustments have been made to eliminate certain costs/income related to investigative and other professional services, costs of communications with customers, remediation activities, and insurance recoveries associated with the cybersecurity incident that occurred in October 2015. Given the nature of these expenses, we believe it is useful to show the effects of eliminating these expenses.

5. Discontinued Operations. Adjustments have been made to eliminate the impact of certain expenses/income associated with discontinued operations, including severance, restructuring costs, gains or losses on classification as held for sale assets, gains or losses from completed asset sales and a gain related to the disposition of an equity method investment. Given the nature of these items, they are not viewed by management as activity in the ordinary course of business and we believe it is useful to show the effect of eliminating these items.

6. Goodwill Impairment. An adjustment has been made to eliminate a charge to write-off the goodwill of the Company. Given the atypical nature of this expense for us, we believe it is useful to show the effect of eliminating this expense.

7. Convertible Notes. Adjustments have been made to eliminate certain costs related to professional services associated with the restructuring of the Convertible Notes. Given the nature of these expenses, we believe it is useful to show the effects of eliminating these expenses.

8. Gain on sale of equity method investment. An adjustment has been made to eliminate the gain on the sale of an equity method investment which had previously been impaired in December 2016. Given the nature of this gain, it is not viewed by management as income in the ordinary course of business and we believe it is useful to show the effects of eliminating this gain.

A-3

(Unaudited)	Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
	Three Months Ended June 30,
	2017			2016
	Continuing Operations	Discontinued Operations	Combined	Continuing Operations	Discontinued Operations	Combined
Net (loss) income	$(7,684)	$(1,052)	$(8,736)	$88,657	$(154)	$88,503
Adjustments:
Allocation of net income to Lucid members for services provided(1)	—	687	687	—	1,360	1,360
General and administrative(2)	1,802	539	2,341	8,104	1,422	9,526
Bad debt recovery(3)	—	—	—	—	(141)	(141)
Compensation and benefits(4)	—	160	160	—	—	—
Depreciation and amortization	5,127	—	5,127	6,026	923	6,949
Loss on classification as held for sale	—	—	—	—	486	486
Gain on derivative liabilities — Letter & Credit Agreement	(2,054)	—	(2,054)	(116,529)	—	(116,529)
Interest on borrowings	11,115	—	11,115	21,202	—	21,202
Income tax provision (benefit)	844	(4)	840	(443)	4	(439)
Gain on completed dispositions	—	(832)	(832)	—	—	—
Gain on sale of equity method investment(5)	(170)	—	(170)	—	—	—
Total adjustments	16,664	550	17,214	(81,640)	4,054	(77,586)
Adjusted EBITDA	$8,980	$(502)	$8,478	$7,017	$3,900	$10,917

(1)	Represents the elimination of the 49.9% of Lucid's earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes included in discontinued operations.

(2)	For the three months ended June 30, 2017, represents $1.4 million of professional fees primarily related to restructuring costs associated with the Senior convertible notes and $0.4 million of charges for client adjustments related to various trading platform issues, recorded in continuing operations; and $0.5 million of legal and other professional fees, primarily related to the regulatory settlement, a $0.1 million reserve for potential regulatory fines related to the events of January 15, 2015, partially offset by an adjustment of $0.1 million to restructuring costs associated with a marketing agreement as a result of the Company ceasing operations in the United States in the first quarter of 2017, recorded in discontinued operations. For the three months ended June 30, 2016, represents the provision for debt forgiveness of $8.2 million against the notes receivable from the non-controlling members of Lucid, $0.5 million of professional fees, including fees related to the Leucadia debt restructuring, partially offset by $0.6 million of insurance recoveries to reimburse for costs incurred related to the January 15, 2015 SNB event and the cybersecurity incident, recorded in continuing operations; and $1.3 million of professional fees, $0.5 million related to pre-August 2010 trade execution practices and other regulatory fees and fines, partially offset by $0.4 million of insurance recoveries to reimburse for costs incurred related to the January 15, 2015 SNB event and the cybersecurity incident, recorded in discontinued operations.

(3)	Represents the net bad recovery related to client debit balances associated with the January 15, 2015 SNB event.

(4)	Represents $0.2 million of employee severance expense related to the restructuring plan as a result of the withdrawal from business in the United States in the first quarter of 2017.

(5)	Represents the gain on the sale of an equity method investment which was impaired in 2016.

A-4

(Unaudited)	Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
	Six Months Ended June 30,
	2017			2016
	Continuing Operations	Discontinued Operations	Combined	Continuing Operations	Discontinued Operations	Combined
Net (loss) income	$(46,709)	$(28,751)	$(75,460)	$179,807	$(32,128)	$147,679
Adjustments:
Net revenues(1)	—	—	—	44	—	44
Allocation of net income to Lucid members for services provided(2)	—	1,461	1,461	—	2,561	2,561
General and administrative(3)	2,909	5,904	8,813	9,222	1,790	11,012
Bad debt recovery(4)	—	—	—	—	(141)	(141)
Compensation and benefits(5)	—	4,545	4,545	—	—	—
Depreciation and amortization	10,345	700	11,045	12,323	1,870	14,193
Loss on classification as held for sale	—	20,440	20,440	—	31,997	31,997
Goodwill impairment	23,917	—	23,917	—	—	—
Gain on derivative liabilities — Letter & Credit Agreement	(1,504)	—	(1,504)	(227,360)	—	(227,360)
Gain on disposition of equity method investment(6)	—	—	—	—	(679)	(679)
Interest on borrowings	25,476	—	25,476	41,755	—	41,755
Income tax provision (benefit)	761	(11)	750	124	19	143
Gain on completed dispositions	—	(5,246)	(5,246)	—	—	—
Gain on sale of equity method investment (7)	(170)	—	(170)	—	—	—
Total adjustments	61,734	27,793	89,527	(163,892)	37,417	(126,475)
Adjusted EBITDA	$15,025	$(958)	$14,067	$15,915	$5,289	$21,204

(1)	Represents a $0.1 million charge in the first quarter of 2016 for tax receivable agreement payments.

(2)	Represents the elimination of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded compensation for U.S. GAAP purposes included in discontinued operations.

(3)	For the six months ended June 30, 2017, represents $2.3 million of professional fees primarily related to shareholder litigation and restructuring costs associated with the Senior convertible notes, a $0.6 million reserve related to pre-August 2010 trade execution practices, $0.4 million of charges for client adjustments related to various trading platform issues, partially offset by $0.4 million of insurance recoveries to reimburse for costs related to the January 15, 2015 SNB event, recorded in continuing operations; and $3.9 million of restructuring costs associated with a marketing agreement as a result of the Company ceasing operations in the United States in the first quarter of 2017, $1.6 million of legal and other professional fees, primarily related to the regulatory settlement, a $0.4 million reserve for potential regulatory fines related to the events of January 15, 2015, partially offset by $0.1 million of insurance recoveries to reimburse for costs related to the cybersecurity incident, recorded in discontinued operations. For the six months ended June 30, 2016, represents the provision for debt forgiveness of $8.2 million against the notes receivable from the non-controlling members of Lucid, $1.6 million of professional fees, primarily related to the Leucadia debt restructuring and the Stockholders Rights Plan, partially offset by $0.6 million of insurance recoveries to reimburse for costs incurred related to the January 15, 2015 SNB event and the cybersecurity incident, recorded in continuing operations; and $1.7 million of professional fees related to the January 15, 2015 SNB event, $0.5 million related to pre-August 2010 trade execution practices and other regulatory fees and fines, partially offset by $0.4 million of insurance recoveries to reimburse for costs incurred related to the January 15, 2015 SNB event and the cybersecurity incident, recorded in discontinued operations.

(4)	Represents the net bad recovery related to client debit balances associated with the January 15, 2015 SNB event.

(5)	Represents $4.5 million of employee severance expense related to the restructuring plan as a result of the withdrawal from business in the United States in the first quarter of 2017.

(6)	Represents the gain on the disposition of an equity method investment related to V3 in the first quarter of 2016.

(7)	Represents the gain on the sale of an equity method investment which was impaired in 2016.

A-5

Schedule of Cash and Cash Equivalents and Due to/from Brokers

(Unaudited)	June 30, 2017			December 31, 2016
	Continuing Operations	Discontinued Operations	Combined	Continuing Operations	Discontinued Operations	Combined
Cash & Cash Equivalents	$124,542	$10,033	$134,575	$200,914	$9,378	$210,292
Due From Brokers	881	6,597	7,478	3,363	14,090	17,453
Due to Brokers	(1,292)	(492)	(1,784)	(1,471)	(45)	(1,516)
Operating Cash	$124,131	$16,138	$140,269	$202,806	$23,423	$226,229

A-6